Exhibit 99.3

FOR IMMEDIATE RELEASE

BIG CITY RADIO ANNOUNCES THE CLOSING OF THE SALE

 OF

LOS ANGELES STATIONS

TO

ENTRAVISON COMMUNICATIONS CORPORATION

New York, April 17, 2003 - Big City Radio, Inc. (Amex:YFM) announced today that it has completed the sale of its three FM radio stations (KSSC-FM, KSSD-FM and KSSE-FM) serving the greater Los Angeles market to Entravision Communications Corporation for $100 million in cash and 3.77 million shares of Entravision’s Class A Common Stock.

Substantially all of the cash proceeds from the sale were paid to the paying agent for the Company’s 11¼ % Senior Discount Notes due 2005. The sale of the stations was undertaken in accordance with Big City Radio’s previously announced auction of its radio stations.

Statements in this news release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve risks, uncertainties, and other factors, which may cause the actual results, performance or achievements of Big City Radio, Inc. to be materially different from those expressed or implied by such forward-looking statements. Such factors include shifts in population and other demographics, changes in audience tastes, the level of competition for advertising dollars, priorities of advertisers, fluctuations in operating costs, new laws and government regulations and policies, changes in broadcast technical requirements, changes in the willingness of financial institutions and other lenders to finance radio station acquisitions and operations, and other factors which are described in Big City Radio’s Securities and Exchange Commission filings.

CONTACT:

Big City Radio, Inc.,

Investor Relations:

Paul R. Thomson 310 282-6043